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                                                                    EXHIBIT 23.7

         CONSENT TO BE NAMED AS A DIRECTOR OF BOSTON PROPERTIES, INC.

        In hereby consent to be named as a person to become a director of Boston Properties, Inc., a Delaware corporation (the "Company"), in the registration statement on Form S-11 filed by the Company with the Securities and Exchange Commission with respect to the public offering of Common Stock of the Company.

                                        /s/ Martin Turchin
                                        -------------------------
                                        Name: Martin Turchin
                                        Date:  5/11/97